UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 24, 2018 (Date of earliest event reported)

U.S. GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

390 E Parkcenter Blvd, Ste 250, Boise, Idaho 83706
(Address of principal executive offices) (Zip Code)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry into a Material Definitive Agreement.

            On January 24, 2018, U.S. Geothermal Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Ormat Nevada Inc., a Delaware corporation (“Ormat”), OGP Holding Corp., a Delaware corporation and a wholly-owned subsidiary of Ormat (“Merger Sub”) and the Company. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub will cease and the Company will continue its corporate existence under the Delaware General Corporation Law as the surviving company in the Merger and a subsidiary of Ormat.

            Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001, of the Company (“Company Shares”) issued and outstanding immediately prior to the Effective Time of the Merger (other than Company Shares owned by Ormat, Merger Sub or the Company (as treasury stock or otherwise), or any of their respective direct or indirect wholly-owned subsidiaries, in each case, not Company Shares owned by shareholders who have exercised their rights as dissenting owners under Delaware law) will be automatically converted into the right to receive $5.45 per Company Share in cash, without interest.

            The Merger Agreement provides that, at the Effective Time, each of the Company’s then outstanding stock options will be treated as follows: (i) the accelerated vesting and settlement of all then-outstanding Options immediately prior to and contingent on the closing of the Merger, (ii) the cash-out of such Options providing for payment of an amount equal to the excess, if any, of the Merger Consideration per Company Share over the exercise price of such Options and (iii) the cancellation, as of the Effective Time, of each Option that is outstanding and unexercised as of immediately prior to the Effective Time. Certain optionholders, such as directors and officers, will be required to sign an Option Holder Acknowledgement Form, attached as an exhibit to the Merger Agreement, in order to be automatically cashed-out as noted above in subsection (ii).

            The Merger Agreement contains customary representations and warranties of the Company, Ormat and Merger Sub relating to their respective businesses and organizations, in appropriate cases subject to materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company, including covenants relating to conducting its business in the ordinary course consistent with past practice and refraining from taking certain actions without Ormat’s consent, covenants not to solicit proposals relating to alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide information in connection with alternative transactions and covenants requiring the Company’s board of directors (the “Board”), subject to certain exceptions, to recommend that the Company's shareholders approve the Merger Agreement. In the event that the Board receives an alternative acquisition proposal that it determines is a Superior Proposal (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement, the Company may, subject to compliance with requirements to provide notice to and a period for Ormat to match such proposal, and subject to payment of the termination fee payable by the Company to Ormat and other conditions and requirements set forth in the Merger Agreement, terminate the Merger Agreement to accept the applicable Superior Proposal.

            The Company, Ormat and Merger Sub have agreed to use their respective commercially reasonable efforts, subject to certain exceptions, to, among other things, consummate the transactions contemplated by the Merger Agreement as promptly as reasonably practicable and make all required filings and obtain all required consents, permits, regulatory approvals and expirations or terminations of waiting periods. None of the Company, Ormat or Merger Sub is required to divest any of its businesses, product lines or assets, or to take or agree to take any other action or to agree to any limitation or restriction of any kind on its business, operations, properties or assets.

            Consummation of the Merger is subject to various conditions, including, among others, customary conditions relating to the approval of the Merger Agreement by the requisite vote of the Company's shareholders, expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any other applicable antitrust laws, any required approvals from the Federal Energy Regulatory Commission and any other applicable filings with or authorizations, consents or waivers from third parties. The obligation of each party to consummate the Merger is also conditioned on the other parties’ representations and warranties being true and correct (subject to certain materiality exceptions) and the other parties having performed in all material respects its obligations and complied in all material respects with the agreements and covenants under the Merger Agreement. The transaction is not conditioned on Ormat’s receipt of financing.

            The Merger Agreement contains termination rights for each of the Company and Ormat, including, among others, if the Merger has not been consummated by May 24, 2018. Either party may also terminate the Merger Agreement if the Company's stockholder approval has not been obtained at a duly convened meeting of the Company's stockholders or an order permanently restraining, enjoining, or otherwise prohibiting consummation of the Merger becomes final and non-appealable. Upon termination of the Merger Agreement under specified circumstances, generally relating to alternative acquisition proposals, an adverse change in the Board’s recommendation in favor of the Merger, a knowing and intentional breach of the Company representations or warranties, or a failure by the Company to consummate the Merger when required to do so pursuant to the terms of the Merger Agreement, the Company would be required to pay Ormat a termination fee equal to 3% of the Merger Consideration (approximately $3.2 million). Upon termination of the Merger Agreement under specified circumstances, generally relating to a knowing and intentional breach of Ormat’s representations or warranties, or a failure by Ormat to consummate the Merger when required to do so pursuant to the terms of the Merger Agreement, Ormat would be required to pay the Company a reverse termination fee equal to 3% of the Merger Consideration (approximately $3.2 million).

            The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

* * *

Important Statement regarding the Merger Agreement.

The Merger Agreement has been included to provide investors with information regarding terms of the Merger. It is not intended to provide any other factual information about the Company, Ormat, Merger Sub or their respective subsidiaries or affiliates. The representations, warranties, and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations, qualifications or other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts or made for other purposes, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

            On January 23, 2018, the compensation and benefits committee of the Board, in accordance with the requirements of the Merger Agreement regarding the treatment at the Effective Time of outstanding stock options (the “Options”) granted under the Company’s 2009 Stock Incentive Plan (the “Company Stock Plan”), approved (i) the accelerated vesting and settlement of all then-outstanding Options immediately prior to and contingent on the closing of the Merger, (ii) the cash-out of such Options providing for payment of an amount equal to the excess, if any, of the Merger Consideration per Company Share over the exercise price of such Options and (iii) the cancellation, as of the Effective Time, of each Option that is outstanding and unexercised as of immediately prior to the Effective Time. Certain optionholders will be required to sign an Option Acknowledgement Form, attached as an exhibit to the Merger Agreement, in order to be automatically cashed-out as noted above in subsection (ii). The action was taken pursuant to and in accordance with the authority granted to the committee as administrator under the previously disclosed terms of the Company Stock Plan governing the Options.

Item 8.01 Other Events.

            On January 24, 2018, the “Company issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

            Also on January 24, 2018, the Company sent a letter to its employees notifying them of the Merger. A copy of the letter is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

* * *

Forward-Looking Statements

Certain statements in this communication constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “see,” “continue,” “could,” “can,” “may,” “will,” “likely,” “depend,” “should,” “would,” “plan,” “predict,” “target,” and similar expressions, and may include references to assumptions and relate to the Company’s future prospects, developments and business strategies, including statements regarding expected benefits of the merger and the timing of the transaction. Actual results could differ materially from those projected or forecast in the forward-looking statements. Factors that could cause actual results to differ materially include the following: the Company’s shareholders may not approve the transaction; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; closing of the transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; the parties may be unable to achieve the anticipated benefits of the transaction; completing the merger may distract the Company’s management from other important matters; and the other factors discussed in “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its other filings with the SEC, which are available at http://www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. The Company assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, COMPANY SHAREHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at http://www.usgeothermal.com/. In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Scott Anderson – Director, Investor Relations and Corporate Communications, U.S. Geothermal Inc., 390 E Parkcenter Blvd, Ste 250, Boise, ID 83706, Phone: 208-424-1027.

Certain Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company shareholders with respect to shareholder approval of the proposed acquisition of the Company. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the Company’s definitive proxy statement for its 2017 Annual Meeting of Shareholders filed with the SEC on May 25, 2017. Additional information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such acquisition when it is filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and U.S. Geothermal’s website at http://www.usgeothermal.com/.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
Number
2.1	Agreement and Plan of Merger, dated January 24, 2018 by and among Ormat Nevada Inc., OGP Holding Corp. and U.S. Geothermal Inc.†
99.1	Press Release, dated January 24, 2018.
99.2	Letter to employees of U.S. Geothermal Inc., dated January 24, 2018.

†

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2018	U.S. Geothermal Inc.

By:	/s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer and Secretary